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                                                                    EXHIBIT 23.2


                        [LETTERHEAD OF MAPLES AND CALDER]



Our ref   AEO\618586\212262v1
Your ref



E-House (China) Holdings Limited                  Direct:    +852 2971 3007
17/F Merchandise Harvest Building (East)          Mobile:    +852 9020 8007
No. 333, North Chengdu Road                       E-mail:    richard.thorp@maplesandcalder.com
Shanghai 200041People's Republic of China


                                                                    23 July 2007


Dear Sirs


E-HOUSE (CHINA) HOLDINGS LIMITED


We hereby consent to the use of this consent in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.


Yours faithfully




/s/ MAPLES AND CALDER
MAPLES AND CALDER